                                                                    Exhibit 10.9


                       VOTING AND EXCHANGE TRUST AGREEMENT

            MEMORANDUM OF AGREEMENT made as of the _______ day of _______, 2002, among Loews Cineplex Entertainment Corporation, a corporation existing under the laws of Delaware ("LCE"), Loews Cineplex Entertainment Corporation Canada, a corporation existing under the laws of Ontario (the "CORPORATION") and _______, a trust company incorporated under the laws of Canada (hereinafter referred to as "TRUSTEE").

RECITALS:

      (a) pursuant to a prospectus dated on or around _______, 2002, the Corporation is effecting an initial public offering of the Exchangeable Shares (the "OFFERING");

      (b) in connection with the Offering, LCE, the Corporation and the Trustee have agreed to execute a voting and exchange trust agreement substantially in the form of this agreement; and

      (c) the foregoing recitals are made as representations and statements of fact by LCE and the Corporation and not by the Trustee.

            In consideration of the foregoing and the mutual agreements contained herein (the receipt and sufficiency of which are acknowledged), the parties agree as follows:

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

            In this agreement, each initially capitalized term and the terms "affiliate", "business day", "holder", "Nullified Shares" and "person" used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "SHARE PROVISIONS") attaching to the Exchangeable Shares as set out in the articles of the Corporation and the following terms shall have the following meanings:

            "AGENCY" means any domestic or foreign court, tribunal, federal, state, provincial or local government or governmental agency or authority or other regulatory authority (including the Toronto Stock Exchange and the New York Stock Exchange) or administrative agency or commission (including the Ontario Securities Commission and the Securities and Exchange Commission) or any elected or appointed public official.

            "AUTHORIZED INVESTMENTS" means short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or any province thereof or a Canadian chartered bank (which may include an affiliate or related party of the Trustee), maturing not more than one year from the date of
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                                      -2-



            investment, provided that each such obligation is rated at least R1 (middle) by DBRS Inc. or any equivalent rating by Canadian Bond Rating Service.

            "AUTOMATIC EXCHANGE RIGHT" means the benefit of the obligation of LCE, in the event of a Liquidation Event, to purchase all of the outstanding Exchangeable Shares (other than Nullified Shares) from the holders thereof on the fifth business day prior to the effective date of any such Liquidation Event in exchange for shares of LCE Stock, plus the aggregate Dividend Amount, pursuant to this agreement.

            "BENEFICIARIES" means the registered holders from time to time of Exchangeable Shares, other than holders of Nullified Shares.

            "BENEFICIARY VOTES" has the meaning ascribed thereto in Section 4.2.

            "BOARD OF DIRECTORS" means the board of directors of the Corporation.

            "EXCHANGE RIGHT" means the exchange right, granted by LCE to the Trustee as trustee for and on behalf of the benefit of the Beneficiaries pursuant to this agreement, to require LCE to purchase all or any part of the Exchangeable Shares from the holders thereof in exchange for shares of LCE Stock, plus an amount per share equal to the Dividend Amount, upon the occurrence and during the continuance of an Insolvency Event.

            "EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the capital of the Corporation as more particularly described in the Share Provisions of the Corporation.

            "INCLUDING" means "including without limitation" and "INCLUDES" means "includes without limitation".

            "INDEMNIFIED PARTIES" has the meaning ascribed thereto in Section
            9.1.

            "INSOLVENCY EVENT" means the consent of the Corporation to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation, the Companies Creditors' Arrangement Act Canada and the Bankruptcy and Insolvency Act Canada, where the Corporation fails to contest in good faith any such proceedings commenced in respect of it within 30 days of becoming aware thereof, or the consent by the Corporation to the filing of any such petition or to the appointment of a receiver, or the institution by the Corporation of any such proceeding, or the making by the Corporation of a general assignment for the benefit of creditors, or the admission in writing by the Corporation of its inability to pay its debts generally as they become due, or the Corporation not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares.

            "LCE MEETING" has the meaning ascribed thereto in Section 4.2.
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                                      -3-



            "LCE SPECIAL VOTING SHARE" means the special voting share in the capital of LCE which entitles the holder of record to a number of votes at meetings of holders of shares of LCE Stock equal to the number of Exchangeable Shares outstanding from time to time (other than Nullified Shares) which share is to be issued to and voted by, the Trustee as described herein.

            "LCE SUCCESSOR" has the meaning ascribed thereto in Section 11.1(a).

            "LIQUIDATION EVENT" has the meaning ascribed thereto in Section 5.7(2).

            "LIQUIDATION EVENT EFFECTIVE DATE" has the meaning ascribed thereto in Section 5.7(3).

            "LIST" has the meaning ascribed thereto in Section 4.6.

            "OFFICER'S CERTIFICATE" means, with respect to LCE or the Corporation, as the case may be, a certificate signed by any officer or director of LCE or the Corporation, as the case may be.

            "SUPPORT AGREEMENT" means that certain support agreement of even date herewith between the Corporation, Callco ULC, Callco LLC and LCE in the form of Appendix A to this Agreement.

            "TRUST" means the trust created by this agreement.

            "TRUST ESTATE" means the LCE Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Right and any money or other property which may be held by the Trustee from time to time pursuant to this agreement.

            "TRUSTEE" means ______ and, subject to the provisions of Article 10, includes any successor trustee.

            "VOTING RIGHTS" means the voting rights attached to the LCE Special Voting Share set forth in Article 4.

1.2   INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

            The division of this agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this agreement. Unless otherwise specified, references to an "Article" or "section" refer to the specified Article or section of this agreement. The terms "this agreement", "hereof", "herein", and "hereunder" and similar expressions refer to this agreement and not to any particular Article, section or other portion hereof.

1.3   NUMBER, GENDER, ETC.

            Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.
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                                      -4-



1.4   DATE FOR ANY ACTION

            If any date on which any action is required to be taken under this agreement is not a business day, such action shall be required to be taken on the next succeeding business day.

1.5   CERTIFICATE OF INCUMBENCY

            Each of the other parties to this Agreement shall file with the Trustee a certificate of incumbency setting forth the names and titles of the individuals authorized to give instructions, directions or other instruments (including Officer's Certificates) to the Trustee ("AUTHORIZED PERSONS"), together with specimen signatures of such persons, and the Trustee shall be entitled to rely on the latest certificate of incumbency filed with it unless it receives notice, in accordance with this agreement, of a change in Authorized Persons with updated specimen signatures.

                                   ARTICLE II
                              PURPOSE OF AGREEMENT

2.1   ESTABLISHMENT OF TRUST

            The purpose of this agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the LCE Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Right in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this agreement.

                                  ARTICLE III
                            LCE SPECIAL VOTING SHARE

3.1   ISSUE AND OWNERSHIP OF THE LCE SPECIAL VOTING SHARE

            Upon the execution of this agreement, LCE shall issue to and deposit with the Trustee the LCE Special Voting Share (and shall deliver the certificate representing such share to the Trustee) to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this agreement. LCE hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the LCE Special Voting Share by LCE to the Trustee. During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the LCE Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the LCE Special Voting Share provided that the Trustee shall:

      (a) hold the LCE Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and
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                                      -5-



      (b) except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the LCE Special Voting Share and the LCE Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this agreement.

3.2   LEGENDED SHARE CERTIFICATES

            The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3   SAFE KEEPING OF CERTIFICATE

            The certificate representing the LCE Special Voting Share shall at all times be held in safe keeping by the Trustee or its duly authorized agent.

                                   ARTICLE IV
                            EXERCISE OF VOTING RIGHTS

4.1   VOTING RIGHTS

            The Trustee, as the holder of record of the LCE Special Voting Share, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy attaching to the LCE Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the stockholders of LCE at an LCE Meeting. The Voting Rights shall be and remain vested in and exercised by the Trustee subject to the terms of this agreement. Subject to Section 7.15:

      (a) the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries on the record date established by LCE or by applicable law who are entitled to instruct the Trustee as to the voting thereof at the time at which the LCE Meeting is held; and

      (b) to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2   NUMBER OF VOTES

      (1) With respect to all meetings of stockholders of LCE at which holders of shares of LCE Stock are entitled to vote (each, an "LCE MEETING"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise one vote comprised in the Voting Rights for each Exchangeable Share owned of record by a Beneficiary on the record date established by LCE or by applicable law for such LCE Meeting (the "BENEFICIARY VOTES"), in respect of each matter, question, proposal or proposition to be voted on at such LCE Meeting. LCE shall provide the Trustee notice by the close of business on the third business day prior to an LCE Meeting that no holders of Nullified Shares have exercised any votes in respect of the Exchangeable Shares.

      (2) The aggregate Voting Rights on a poll at an LCE Meeting shall consist of a number of votes equal to one vote for each outstanding Exchangeable Share other than Nullified Shares and for which the Trustee has received voting instructions from the Beneficiaries. Any Beneficiary who chooses to attend an LCE Meeting in person, and who is entitled to vote in accordance with Section 4.8(2), shall be entitled to one vote by any means available to holders of shares of LCE Stock including by way of ballot.

      The Trustee shall have no duty under this agreement to determine or ascertain the aggregate number of Voting Rights attached to the Exchangeable Shares that are issued and outstanding at any relevant time and the aggregate Voting Rights shall be determined by LCE at or prior to an LCE Meeting.

4.3   MAILINGS TO STOCKHOLDERS

      (1) With respect to each LCE Meeting, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as LCE utilizes in communications to holders of shares of LCE Stock subject to applicable regulatory requirements and the Trustee being advised in writing of such manner and provided that such manner of communications is available to the Trustee) the following materials to each of the Beneficiaries named in the List at the Beneficiaries' respective addresses as set forth in the List, such mailing or communication to commence wherever practicable on the same day as the mailing or notice (or other communication) with respect thereto is commenced by LCE to its stockholders:

            (a) a copy of such notice, together with any related materials, including any circular or information statement or listing particulars, to be provided to stockholders of LCE but excluding proxies to vote shares of LCE Stock;

            (b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such LCE Meeting or, pursuant and subject to
                  Section 4.7, to attend such LCE Meeting and to exercise personally the Beneficiary Votes thereat;

            (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

                  (i) a proxy to such Beneficiary or his, her or its designee to exercise personally the Beneficiary Votes; or

                  (ii) a proxy to a designated agent or other representative of LCE to exercise such Beneficiary Votes;
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                                      -7-



            (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

            (e) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

            (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of an LCE Meeting shall not be earlier than the close of business on the fourth business day prior to such meeting, and of the method for revoking or amending such instructions.

      (2) The materials referred to in this Section 4.3 are to be provided to the Trustee by LCE and LCE shall ensure that such materials are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of shares of LCE Stock and in compliance with the time limits imposed under Canadian securities laws. If the methods of communication available to the Trustee for communications with the Beneficiaries does not conform with the method of communication LCE employs with holders of shares of LCE Stock with respect to the materials referred to in this
            Section 4.3, then

            (a) the Trustee shall use any other available method of communication permitted by law, provided that communication by mail shall always be an approved method of communication; and

            (b) if the Trustee determines to employ mail as a method of communication, LCE will provide all materials referred to in this Section 4.3 to the Trustee in a form permitting them to be mailed.

      (3) For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any LCE Meeting, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by LCE or by applicable law for purposes of determining stockholders entitled to vote at such LCE Meeting. LCE will notify the Trustee of any decision of the board of directors of LCE with respect to the calling of any LCE Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

4.4   COPIES OF STOCKHOLDER INFORMATION

            LCE will deliver to the Trustee copies of all proxy materials (including notices of LCE Meetings but excluding proxies to vote shares of LCE Stock), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed by LCE from time to time to holders of shares of LCE Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send or cause to be sent those materials to each Beneficiary, wherever practicable, at the same time as such materials are first sent to holders of shares of LCE Stock and in compliance with the time limits imposed under Canadian securities laws. Subject to the foregoing, the Trustee will mail or otherwise send, or cause to be mailed or otherwise sent, to each Beneficiary, at the expense of LCE, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by LCE) received by the Trustee from LCE, wherever practicable, contemporaneously with the sending of such materials to holders of shares of LCE Stock. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in Toronto during its regular business hours all proxy materials, information statements, reports and other written communications that are:

      (a) received by the Trustee as the registered holder of the LCE Special Voting Share and made available by LCE generally to the holders of shares of LCE Stock; or

      (b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by LCE

4.5   OTHER MATERIALS

            As soon as reasonably practicable after receipt by LCE or stockholders of LCE (if such receipt is known by LCE) of any material sent or given by or on behalf of a third party to holders of shares of LCE Stock generally, including dissident proxy and information circulars (and related information and material) and take-over bid and securities exchange take-over bid circulars (and related information and material), provided such material has not been sent to the Beneficiaries by or on behalf of such third party, LCE shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward or cause to be forwarded such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter, subject to applicable securities laws. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send, or cause to be mailed or otherwise sent, to each Beneficiary, at the expense of LCE, copies of all such materials received by the Trustee from LCE. The Trustee will also make available for inspection by any Beneficiary, at the Trustee's principal office in Toronto during its regular business hours, copies of all such materials.

4.6   LIST OF PERSONS ENTITLED TO VOTE

            The Corporation shall, (a) prior to each annual, general and extraordinary LCE Meeting, and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "LIST") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with an LCE Meeting, at the close of business on the record date established by LCE or pursuant to applicable law for determining the holders of shares of LCE Stock entitled to receive notice of and/or to vote at such LCE Meeting. Each such List shall be delivered to the Trustee promptly after receipt by the Corporation of such request or the record date for such meeting and in any event within sufficient time as to permit the Trustee to perform its obligations under this agreement. LCE agrees to give the Corporation notice (with a copy to the Trustee) of the calling of any LCE Meeting together with the record date therefor, sufficiently prior to the date of the calling of such meeting so as to enable the Corporation to perform its obligations under this Section 4.6.

4.7   ENTITLEMENT TO DIRECT VOTES

            Subject to Section 4.8 and Section 4.11, any Beneficiary named in a List prepared in connection with any LCE Meeting will be entitled to (a) instruct the Trustee in the manner described in Section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled, or (b) attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8   VOTING BY TRUSTEE AND ATTENDANCE OF TRUSTEE REPRESENTATIVE AT MEETING

      (1) In connection with each LCE Meeting, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions) other than any Beneficiary Votes that are the subject of Section 4.8(2); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice sent or caused to be sent by the Trustee to the Beneficiary pursuant to Section 4.3.

      (2) The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each LCE Meeting. Upon submission by a Beneficiary (or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes in accordance with such proxy shall have the same rights in respect of such Beneficiary Votes as the Trustee to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by any means available to holders of shares of LCE Stock including by way of ballot at the meeting in respect of any matter, question, proposal or proposition.

4.9   DISTRIBUTION OF WRITTEN MATERIALS

            Any written materials distributed by the Trustee pursuant to this agreement shall be sent by mail (or otherwise communicated in the same manner as LCE utilizes in communications to holders of shares of LCE Stock subject to applicable regulatory requirements and the Trustee being advised in writing of such manner and provided such manner of communications is available to the Trustee) to each Beneficiary at its address as shown on the register of holders of Exchangeable Shares maintained by the registrar of the Exchangeable

Shares. If the methods of communication available to the Trustee for communications with the Beneficiaries does not conform with the method of communication LCE employs with holders of shares of LCE Stock with respect to the materials referred to in Section 4.3, then

      (a) the Trustee shall use any other available method of communication permitted by law, provided that communication by mail shall always be an approved method of communication; and

      (b) if the Trustee determines to employ mail as a method of communication, LCE will provide all materials referred to in Section
            4.3 to the Trustee in a form permitting them to be mailed.

            The Corporation shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

            (a)   a current List; and

            (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this agreement.

4.10  TERMINATION OF VOTING RIGHTS

            All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to LCE, Callco ULC or Callco LLC, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon (i) the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of LCE Stock, as specified in Article 5 (unless LCE shall not have delivered the requisite shares of LCE Stock issuable in exchange therefor to the Trustee pending delivery to the Beneficiaries), or (ii) the retraction or redemption of Exchangeable Shares pursuant to Section 6 or 7 of the Share Provisions, or (iii) the effective date of the liquidation, dissolution or winding-up of the Corporation pursuant to
Section 5 of the Share Provisions, or (iv) the purchase of Exchangeable Shares from the holder thereof by Callco ULC or Callco LLC pursuant to the exercise by Callco ULC or Callco LLC, as the case may be, of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right (unless LCE shall not have delivered the requisite shares of LCE Stock issuable in exchange therefor to the Trustee pending delivery to the Beneficiaries).

4.11  DISCLOSURE OF INTEREST IN EXCHANGEABLE SHARES

            The Trustee and/or the Corporation shall be entitled (but shall not be required) to require any Beneficiary or any person who the Trustee and/or the Corporation know or have reasonable cause to believe to hold any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to who has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of "equity shares" of the Corporation) under Section 101 of the Securities Act, as amended from time to time, or as would be required under the articles of LCE or any laws or regulations, or pursuant to the rules or regulations of any

Agency, if the Exchangeable Shares were shares of LCE Stock. If a Beneficiary does not provide the information required to be provided by such Beneficiary pursuant to this Section 4.11, the board of directors of LCE may take any action permitted under the certificate of incorporation of LCE or any laws or regulations, or pursuant to the rules or regulations of any Agency, with respect to the Voting Rights relating to the Exchangeable Shares held by such Beneficiary.

4.12  INSTRUMENTS IN WRITING

            It is acknowledged that all actions which may be taken and all powers which may be exercised by holders of the shares of LCE Stock at an LCE Meeting may also be taken and exercised by such holders by an instrument in writing. Accordingly, the provisions of this Article 4 also apply in the circumstances where an instrument in writing is sought, with such adjustments to procedure as LCE and the Trustee may determine at the time that a particular instrument in writing is sought.

                                   ARTICLE V
                   EXCHANGE RIGHT AND AUTOMATIC EXCHANGE RIGHT

5.1   GRANT OF OWNERSHIP OF EXCHANGE RIGHT AND AUTOMATIC EXCHANGE RIGHT

      (1) LCE hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries (i) the Exchange Right, and (ii) the Automatic Exchange Right, all in accordance with the provisions of this agreement. LCE hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for agreeing with the Trustee (acting on behalf of the Beneficiaries) to be bound by the Exchange Right and the Automatic Exchange Right.

      (2) During the term of the Trust and subject to the terms and conditions of this agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Right, provided that the Trustee shall:

            (a) hold the Exchange Right and the Automatic Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and

            (b) except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Right, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this agreement.

      (3) The obligations of LCE to issue shares of LCE Stock pursuant to the Exchange Right or the Automatic Exchange Right are subject to all applicable laws and regulatory or stock exchange requirements, in respect of which LCE hereby covenants and agrees to comply.

5.2   LEGENDED SHARE CERTIFICATES

            The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Exchange Right and containing an acknowledgement of the Beneficiaries of their rights under the Automatic Exchange Right.

5.3   GENERAL EXERCISE OF EXCHANGE RIGHT

            The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 7.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4   EXCHANGE RIGHT

      (1) The purchase price payable by LCE for each Exchangeable Share to be purchased by LCE under the Exchange Right shall be an amount per share equal to (i) the Current Market Price of a share of LCE Stock on the last business day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by LCE causing to be delivered to such holder one share of LCE Stock, plus (ii) to the extent not paid by the Corporation on the designated payment date therefor, an additional amount equal to and in full satisfaction of the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. In connection with each exercise of the Exchange Right, LCE shall provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by LCE delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one share of LCE Stock issued to the relevant Beneficiary and on the applicable payment date a cheque payable to the relevant Beneficiary for the balance, if any, of the purchase price, in each case less any amounts withheld pursuant to Section 5.11. Upon payment by LCE of such purchase price, the relevant Beneficiary shall cease to have any right to be paid by the Corporation any amount in respect of declared and unpaid dividends on each such Exchangeable Share.

      (2) Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of the Corporation. To cause the exercise of the Exchange Right by the

            Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Toronto or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires LCE to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Trustee, LCE or the Corporation may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require LCE to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by LCE free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing shares of LCE Stock transferable in connection with the exercise of the Exchange Right are to be registered, (iv) the names and addresses of the Persons to whom such new certificates should be delivered, and (v) whether the Beneficiary is a resident of Canada within the meaning of the Income Tax Act (Canada), and (b) payment (or evidence satisfactory to the Trustee, the Corporation and LCE of payment) of the taxes (if any) payable as contemplated by Section 5.8. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by LCE under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

      (3) Promptly after the receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires LCE to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by Section 5.8 or evidence thereof), duly endorsed for transfer to LCE, the Trustee shall notify LCE and the Corporation of its receipt of the same, which notice to LCE and the Corporation shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and LCE shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) certificates representing the number of shares of LCE Stock issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques payable at par at any branch of the bankers of LCE for the balance, if any, of the total purchase price therefor without interest (but in each case less any amounts withheld pursuant to Section 5.11); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, the Corporation and LCE of the payment of) the taxes (if any) payable as contemplated by Section
            5.8 of this agreement. Immediately upon the giving of notice by the Trustee to LCE and the Corporation of the exercise of the Exchange Right as provided in this Section 5.4, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall have and be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to LCE all of such holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate free and clear of any lien, claim or encumbrance and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of shares of LCE Stock is not delivered by, or on behalf of, LCE to the Trustee within five business days of the date of the giving of such notice by the Trustee or the balance of the purchase price, if any, is not paid by LCE on the applicable payment date therefor (in both cases net of any withholding described in Section 5.11), in which case the rights of the Beneficiary shall remain unaffected until such shares of LCE Stock are so delivered, and the balance of the purchase price, if any, has been paid, by LCE. Upon delivery by LCE to the Trustee of such shares of LCE Stock, and the balance of the purchase price, if any (net of any withholding described in Section 5.11), the Trustee shall deliver such shares of LCE Stock and the balance of the purchase price, if any, to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of LCE Stock delivered to it pursuant to the Exchange Right.

5.5   EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION

            In the event that a Beneficiary has exercised its right under
Article 6 of the Share Provisions to require the Corporation to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "RETRACTED SHARES") and is notified by the Corporation pursuant to Section 6(6) of the Share Provisions that the Corporation will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Callco ULC or Callco LLC shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to the Corporation pursuant to Section 6(7) of the Share Provisions, then the Corporation shall provide written notice of same to the Trustee and the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that the Corporation is unable to redeem. In any such event, the Corporation hereby agrees with the Trustee and in favour of the Beneficiary to promptly notify the Trustee of such prohibition against the Corporation redeeming all of the Retracted Shares and to promptly forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to the Corporation or to the Transfer Agent (including without limitation, a copy of the retraction request delivered pursuant to Section 6(1) of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that the Corporation is not permitted to redeem and in respect of which Callco ULC or Callco LLC has not exercised its Retraction Call Right and will require LCE to purchase such shares in accordance with the provisions of this Article 5.

5.6   NOTICE OF INSOLVENCY EVENT

            As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, the Corporation or LCE shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from the Corporation and LCE of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of LCE, a notice of such Insolvency Event in the form provided by LCE, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.7   AUTOMATIC EXCHANGE ON LIQUIDATION OF LCE

      (1) LCE will give the Trustee written notice of each of the following events at the time set forth below:

            (a) in the event of any determination by the board of directors of LCE to institute voluntary liquidation, dissolution or winding-up proceedings with respect to LCE or to effect any other distribution of assets of LCE among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

            (b) as soon as practicable following the earlier of (A) receipt by LCE of notice of, and (B) LCE otherwise becoming aware of any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of LCE or to effect any other distribution of assets of LCE among its stockholders for the purpose of winding up its affairs, in each case where LCE has failed to contest in good faith any such proceeding commenced in respect of LCE within 30 days of becoming aware thereof.

      (2) As soon as practicable following receipt by the Trustee from LCE of notice of any event (a "LIQUIDATION EVENT") contemplated by Section 5.7(1)(a) or Section 5.7(1)(b), the Trustee will give notice thereof to the Beneficiaries at the expense of LCE. Such notice shall be provided to the Trustee by LCE and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of LCE Stock provided for in Section 5.7(3).

      (3) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of shares of LCE Stock in the distribution of assets of LCE in connection with a Liquidation Event, on the fifth business day prior to the effective date (the "LIQUIDATION EVENT EFFECTIVE DATE") of a Liquidation Event, all of the then outstanding Exchangeable Shares (other than the Nullified Shares) shall be automatically exchanged for shares of LCE Stock. To effect such automatic exchange, LCE shall purchase on the fifth business day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, free and clear of any lien, claim or encumbrance, for a purchase price per share equal to (i) the Current Market Price of a share of LCE Stock on the fifth business day prior to the Liquidation Event Effective Date, which shall be satisfied in full by LCE issuing to the Beneficiary one share of LCE Stock, plus
            (ii) to the extent not paid by the Corporation on the designated payment date therefor, an additional amount equal to and in full satisfaction of the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange. LCE shall provide the Trustee with an Officer's Certificate in connection with each automatic exchange occurring pursuant to the Automatic Exchange Right, setting forth the calculation of the purchase price for each Exchangeable Share.

      (4) On the fifth business day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for shares of LCE Stock pursuant to the Automatic Exchange Right shall be deemed to have occurred, and each Beneficiary shall have and be deemed to have transferred to LCE all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares free and clear of any lien, claim or encumbrance and the related interest in the Trust Estate, any right of each such Beneficiary to receive declared and unpaid dividends from the Corporation shall be deemed to be satisfied and discharged, and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and LCE shall issue to the Beneficiary the shares of LCE Stock issuable upon the automatic exchange of Exchangeable Shares for shares of LCE Stock and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque payable to the Beneficiary for the balance, if any, of the purchase price for such Exchangeable Shares, without interest, in each case less any amounts withheld pursuant to Section 5.11. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall become the holder of the shares of LCE Stock issued pursuant to the automatic exchange of such Beneficiary's Exchangeable Shares for shares of LCE Stock pursuant to the Automatic Exchange Right and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with LCE pursuant to such automatic exchange shall thereafter be deemed to represent shares of LCE Stock issued to the Beneficiary by LCE pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender to LCE by the Beneficiary of Exchangeable Share certificates deemed to represent shares of LCE Stock, duly endorsed in blank and accompanied by such instruments of transfer as the Transfer Agent or LCE may reasonably require, LCE shall deliver or cause to be delivered to the Beneficiary certificates representing the shares of LCE Stock of which the Beneficiary is the holder.

5.8   TAXES

            Upon any sale of Exchangeable Shares to LCE pursuant to the Exchange Right or the Automatic Exchange Right, the share certificate or certificates representing shares of LCE Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing, provided such direction is received by LCE prior to the time such shares are issued, without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of LCE, the Corporation or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer of such Exchangeable Shares to LCE or in respect of the issuance or delivery of such shares of LCE Stock to such Beneficiary or any other person including, without limitation, in the event that shares of LCE Stock are being issued or transferred in the name of a clearing service or depositary or a nominee thereof, or (b) shall have evidenced to the satisfaction of the Trustee, LCE and the Corporation that such taxes, if any, have been paid.

5.9   LISTING OF SHARES OF LCE STOCK

            LCE covenants that if any shares of LCE Stock to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Right require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any Agency under any United States or Canadian federal, provincial or territorial law or regulation or pursuant to the rules and regulations of any Agency or the fulfilment of any other United States or Canadian legal requirement before such shares may be issued and delivered by LCE to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" or the equivalent of LCE for purposes of Canadian securities law or any United States equivalent), LCE will expeditiously and in good faith take all such actions and do all such things as are reasonably necessary or desirable to cause such shares of LCE Stock to be and remain duly registered, qualified or approved. LCE will expeditiously and in good faith take all such actions and do all such things as are reasonably necessary or desirable to cause all shares of LCE Stock to be delivered pursuant to the Exchange Right or the Automatic Exchange Right to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which issued shares of LCE Stock have been listed by LCE and remain listed and are quoted or posted for trading at such time.

5.10  SHARES OF LCE STOCK

            LCE hereby represents, warrants and covenants that the shares of LCE Stock issuable as described herein will be duly authorized and validly issued as fully paid and shall be free and clear of any lien, claim or encumbrance other than any lien, claim or encumbrance imposed as a result of the actions of a Beneficiary or any of its affiliates.

5.11  WITHHOLDING RIGHTS

      (1) LCE, the Corporation, and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this agreement to any holder of Exchangeable Shares or shares of LCE Stock such amounts as LCE, the Corporation or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United States tax laws or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. The Trustee may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing Agency. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, LCE, the Corporation and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds, net of expenses, to LCE, the Corporation or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and LCE, the Corporation or the Trustee, as applicable, shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. If LCE intends to withhold any tax in connection with any dividend paid on Exchangeable Shares to non-U.S. holders, it will disclose this fact at least five business days before the record date set for the dividend.

      (2) Any other provision of this agreement notwithstanding, the Trustee shall not be responsible for determining and shall have no duty to determine or verify whether any taxes are payable or, if any taxes are payable, the amount thereof to be deducted and remitted to any taxing authority or Agency in any jurisdiction, in respect of any consideration or the amount otherwise payable under this agreement to any person (including any holder or former holder of Exchangeable Shares or shares of LCE Stock) at any time. The Trustee shall not be responsible for determining the adequacy of or otherwise examining any evidence of the payment of any taxes which any Beneficiary or other party may at any time submit to the Trustee. The making of such determinations is the responsibility solely of LCE and the Corporation and the Trustee shall be entitled to rely and act upon any written instructions which it may receive from either LCE or the Corporation or their respective counsel with regard to the withholding and remittance of tax and/or the retention of sufficient funds by the Trustee to enable it to comply with any applicable withholding taxes. If no written instructions to withhold have been received by the Trustee from LCE or the Corporation or their counsel by the date when the Trustee is required to make or forward payment to a given party, the Trustee may proceed to make or forward such payment without deduction or withholding or retention of funds on account of taxes on the assumption that no deduction or withholding or retention of funds on account of taxes is required. Prior to the making of any distributions to holders or former holders of Exchangeable Shares, LCE and/or the Corporation shall ensure that the Trustee has access to sufficient funds (by directly providing, if necessary, such funds to the Trustee) to enable the Trustee to comply with any applicable withholding taxes in connection with such distribution.

                                   ARTICLE VI
               RESTRICTIONS ON ISSUE OF LCE SPECIAL VOTING SHARES

6.1   ISSUE OF ADDITIONAL SHARES

            During the term of this agreement, LCE will not, without the consent of the holders at the relevant time of Exchangeable Shares, given in accordance with Section 10(2) of the Share Provisions, issue any additional LCE Special Voting Shares.

                                  ARTICLE VII
                             CONCERNING THE TRUSTEE

7.1   POWERS AND DUTIES OF THE TRUSTEE

      (1) The rights, powers, duties and authorities of the Trustee under this agreement, in its capacity as trustee of the Trust, shall include:

            (a) receipt and deposit of the LCE Special Voting Share from LCE as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

            (b) granting proxies and distributing materials to Beneficiaries as provided in this agreement;

            (c) voting the Beneficiary Votes in accordance with the provisions of this agreement;

            (d) receiving the grant of the Exchange Right and the Automatic Exchange Right from LCE as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

            (e) enforcing the benefit of the Exchange Right and the Automatic Exchange Right, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Beneficiaries any requisite documents and distributing to such Beneficiaries shares of LCE Stock and cheques, if any, to which such Beneficiaries are entitled pursuant to the Exchange Right or the Automatic Exchange Right, as the case may be;

            (f)   holding title to the Trust Estate;

            (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this agreement;

            (h) taking action at the written direction of a Beneficiary or Beneficiaries to enforce the obligations of LCE and the Corporation under this agreement;

            (i) signing written consents in lieu of an LCE Meeting as contemplated by Section 4.12; and

            (j) taking such other actions and doing such other things as are specifically provided in this agreement to be carried out by the Trustee whether alone, jointly or in the alternative.

      (2) In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of duties or of discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, and anything else herein notwithstanding, the Trustee shall have only those duties as set out specifically in this agreement.

      (3) The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

      (4) The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers, rights, duties or authorities conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or be deemed to have actual or constructive notice or knowledge of, any matter under this agreement (including any notice of an LCE Meeting or any prohibition against the Corporation redeeming any Retracted Shares or of any Insolvency Event or any Liquidation Event (collectively, a "NOTICE EVENT")) or be required to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder or in connection with any Notice Event, unless and until notified in writing of such default or breach or Notice Event in accordance with the provisions of this Agreement, which notices shall distinctly specify the default or breach or Notice Event desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this agreement conclusively assume that no Notice Event has occurred and no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2   NO CONFLICT OF INTEREST

            The Trustee represents to LCE and the Corporation that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10. If, notwithstanding the foregoing provisions of this
Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the Superior Court of Justice (Ontario) for an order that the Trustee be replaced as trustee hereunder.

7.3   DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

      (1) Each of LCE and the Corporation irrevocably authorizes the Trustee, from time to time, to:

            (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and shares of LCE Stock; and

            (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this agreement and (ii) from the transfer agent of shares of LCE Stock, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Right.

      (2) LCE and the Corporation shall irrevocably authorize their respective registrars and transfer agents to comply with all such requests. LCE covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Right, in each case pursuant to Article 5.

7.4   BOOKS AND RECORDS

            The Trustee shall keep available for inspection by LCE and the Corporation at the Trustee's principal office in Toronto correct and complete books and records of account relating to the Trust created by this agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Right, for the term of this Agreement. On or before _______, 2003, and on or before _______ in every year thereafter, so long as the LCE Special Voting Share is registered in the name of the Trustee, the Trustee shall transmit to LCE and the Corporation a brief report, dated as of the preceding December 31st, with respect to:

      (a)   the property and funds comprising the Trust Estate as of that date;

      (b) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by LCE of shares of LCE Stock in connection with the Exchange Right, during the calendar year ended on such December 31st; and

      (c) any action taken by the Trustee in the performance of its duties under this agreement which it had not previously reported.

7.5   INCOME TAX RETURNS AND REPORTS

            The Trustee shall, to the extent necessary and as advised by counsel, prepare and file, or cause to be prepared and filed, on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any other Agency, including any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to LCE or the Corporation). If requested by the Trustee, LCE or the Corporation shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

7.6   INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE

      (1) The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the LCE Special Voting Share pursuant to Article 4, subject to Section 7.15, and with respect to the Exchange Right and the Automatic Exchange Right pursuant to Article 5 and subject to Section 7.15.

      (2) None of the provisions contained in this agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

7.7   ACTION OF BENEFICIARIES

            No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Right or the Automatic Exchange Right except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

7.8   RELIANCE BY TRUSTEE UPON DECLARATIONS

      (1) The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists (including any Lists), notices, statutory declarations, certificates, (including share certificate and officers certificates), opinions or reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such lists (including any Lists), notices, statutory declarations, certificates, opinions or reports comply with the provisions of
            Section 7.9, if applicable, and with any other applicable provisions of this agreement.

      (2) Any other provision of this Agreement notwithstanding, the Trustee as trustee under this Agreement shall have no obligation to ensure or verify compliance with any applicable laws or rules or regulatory requirements (including those of any securities commission or securities exchange or other relevant trading system), or articles or by-laws of LCE or the Corporation, on the issuance or delivery of shares of LCE Stock or the transfer of any Exchangeable Shares, occurring in connection with or upon any exercise of the Exchange Right or Automatic Exchange Right. Except to the extent it may be specifically advised in writing to the contrary by legal counsel, the Trustee as trustee under this Agreement shall be entitled to regard all transfers of Exchangeable Shares and the issuance and delivery of all shares of LCE Stock related to the exercise of the Exchange Right or Automatic Exchange Right, upon the presumption that such transfers and issuances and deliveries are permissible pursuant to all applicable laws and rules and regulatory requirements (including those of any securities commission or securities exchange or other relevant trading system), and the articles and by-laws of LCE or the Corporation, as applicable, and the terms of this Agreement and the Share Provisions. Except to the extent it may be specifically advised in writing to the contrary by legal counsel or LCE or the Corporation in the case of specifically identified Beneficiaries, the Trustee may assume for all purposes of this Agreement that the address of any Beneficiary as shown on the register of holders of Exchangeable Shares maintained by the registrar or transfer agent of the Exchangeable Shares is the Beneficiary's actual address for the time being and is also determinative of the Beneficiary's residency for the time being. Any other provision of this Agreement notwithstanding, the Trustee shall not be responsible for verifying or determining at any time (a) whether an Insolvency Event or any event which, with the giving of notice or the passage of time or both would be an Insolvency Event, has in fact occurred; (b) whether the solvency requirements of any applicable law will or will not permit the Corporation to redeem all Retracted Shares or, if less than all, how many, (and shall be entitled to rely on any notification given by the Corporation in this regard); (c) whether applicable law establishes a record date for any LCE Meeting, or, if applicable law does establish any such record date, what the date so established is, and the Trustee shall be entitled to accept as valid and lawful for all purposes any record date established or stated by LCE for any LCE Meeting, unless advised in writing by legal counsel of a different record date established by applicable law.

7.9   EVIDENCE AND AUTHORITY TO TRUSTEE

      (1) LCE and/or the Corporation shall furnish to the Trustee evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by LCE and/or the Corporation or the Trustee under this agreement or as a result of any obligation imposed under this agreement, including in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of LCE and/or the Corporation promptly if and when:

            (a) such evidence is required by any other section of this agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

            (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this agreement, gives LCE and/or the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation or matter specified in such notice.

      (2) Such evidence shall consist of an Officer's Certificate of LCE and/or the Corporation or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

      (3) Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Right or the taking of any other action to be taken by the Trustee at the request or on the application of LCE and/or the Corporation, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of LCE and/or the Corporation it shall be in the form of an Officer's Certificate or a statutory declaration.

      (4) Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

            (a) declaring that he has read and understands the provisions of this agreement relating to the condition in question;

            (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

            (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.10  EXPERTS, ADVISERS AND AGENTS

            The Trustee may:

      (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert, whether retained by the Trustee or by LCE and/or the Corporation or otherwise, and may retain or employ such assistants as in its reasonable opinion may be necessary to the proper discharge of its powers and duties and determination of its rights or duties hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

      (b) employ such agents and other assistants as it may reasonably require for the proper determination and/or discharge of its powers and duties hereunder; and

      (c) pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.11  INVESTMENT OF MONEYS HELD BY TRUSTEE

            Unless otherwise provided in this agreement, any moneys held by or on behalf of the Trustee which under the terms of this agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee shall, upon the receipt by the Trustee of the written direction of the Corporation, be invested or reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, or in Authorized Investments. Any direction of the Corporation to the Trustee as to investment or reinvestment of funds shall be in writing and shall be provided to the Trustee no later than 9:00 a.m. (local Toronto time) or if received on a day which is not a business day, shall be deemed to have been given prior to 9:00 a.m. (local time) on the immediately following business day. If no such direction is received, the Trustee shall not have any obligation to invest the monies and pending receipt of such a direction all interest or other income and such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of the Corporation, in the deposit department of the Trustee or any other specified loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits. The Trustee shall not be held liable for any losses incurred in the investment of any funds as herein provided.

7.12  TRUSTEE NOT REQUIRED TO GIVE SECURITY

            The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

7.13  TRUSTEE NOT BOUND TO ACT ON REQUEST

            Except as in this agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of LCE and/or the Corporation or of the respective directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14  AUTHORITY TO CARRY ON BUSINESS

            The Trustee represents to LCE and the Corporation that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a trust company in each of the provinces of Canada but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Right shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in
Article 10.

7.15  CONFLICTING CLAIMS

      (1) If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Right subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

            (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Right subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction; or

            (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Right subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

      (2) If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

7.16  ACCEPTANCE OF TRUST

            The Trustee hereby accepts the Trust created and provided for, by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

                                  ARTICLE VIII
                                  COMPENSATION

8.1   FEES AND EXPENSES OF THE TRUSTEE

            LCE and the Corporation jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes other than taxes based on the net income or capital of the Trustee, fees paid and disbursements reimbursed to legal counsel and other experts and advisors and agents and assistants, and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any Agency, and including fees and expenses for attendance at any LCE Meeting, reasonably incurred by the Trustee in connection with its duties under this agreement; provided that LCE and the Corporation shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation or any such proceedings in which the Trustee is determined to have acted in bad faith or with fraud, negligence, recklessness or wilful misconduct. Any amount owing under this section or otherwise under this Agreement and unpaid thirty (30) days after request for such payment with appropriate supporting documentation, shall bear interest from the expiration of such thirty (30) day period at a rate per annum equal to the then current reasonable rate charged by the Trustee. The obligation in this section shall survive the resignation or removal of the Trustee and the termination of the trusts created by this Agreement.

                                   ARTICLE IX
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1   INDEMNIFICATION OF THE TRUSTEE

      (1) LCE and the Corporation jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the

            "INDEMNIFIED PARTIES") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this agreement, or any written or oral instruction delivered to the Trustee by LCE or the Corporation pursuant hereto.

      (2) In no case shall LCE or the Corporation be liable under this indemnity for any claim against any of the Indemnified Parties unless LCE and the Corporation shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, LCE and the Corporation shall be entitled to participate at their own expense in the defence and, if LCE and the Corporation so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by LCE or the Corporation; or (ii) the named parties to any such suit include both the Trustee and LCE or the Corporation and the Trustee shall have been advised by counsel acceptable to LCE or the Corporation that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to LCE or the Corporation and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case LCE and the Corporation shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). The indemnities contained in this Article 9 shall survive the termination of the Trust and the resignation or removal of the Trustee.

9.2   LIMITATION OF LIABILITY

            The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE X
                                CHANGE OF TRUSTEE

10.1  RESIGNATION

            The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to LCE and the Corporation specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty
(30) days before such desired resignation date unless LCE and the Corporation otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, LCE and the Corporation shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, LCE and the Corporation shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

10.2  REMOVAL

            The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by LCE and the Corporation, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that such removal shall not take effect until the date of acceptance of appointment by the successor trustee.

10.3  SUCCESSOR TRUSTEE

            Any successor trustee appointed as provided under this agreement shall execute, acknowledge and deliver to LCE and the Corporation and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with the like effect as if originally named as trustee in this agreement. However, on the written request of LCE and the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, LCE, the Corporation and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4  NOTICE OF SUCCESSOR TRUSTEE

            Upon acceptance of appointment by a successor trustee as provided herein, LCE and the Corporation shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If LCE or the Corporation shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of LCE and the Corporation.

                                   ARTICLE XI
                                 LCE SUCCESSORS

11.1  CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

            As long as any outstanding Exchangeable Shares (excluding Nullified Shares) are owned of record by any person, LCE shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless:

      (a) such other person or continuing corporation (the "LCE SUCCESSOR"), by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the LCE Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such LCE Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of LCE under this agreement; and

      (b) such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

11.2  VESTING OF POWERS IN SUCCESSOR

            Whenever the conditions of Section 11.1 have been duly observed and performed, the Trustee, LCE Successor and the Corporation shall, if required by
Section 11.1, execute and deliver the supplemental trust agreement provided for in Article 12 and thereupon LCE Successor and such other person that may then be the issuer of the shares of LCE Stock shall possess and from time to time may exercise each and every right and power of LCE under this agreement in the name of LCE or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors of LCE or any officers of LCE may be done and performed with like force and effect by the directors or officers of such LCE Successor.

11.3  WHOLLY-OWNED SUBSIDIARIES

            Nothing herein shall be construed as preventing (i) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of LCE with or into LCE, (ii) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of LCE (other than the Corporation or Callco ULC), provided that all of the assets of such subsidiary are transferred to LCE or another wholly-owned direct or indirect subsidiary of LCE, or (iii) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of LCE (other than the Corporation or Callco ULC) among the stockholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 11.

                                  ARTICLE XII
                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1  AMENDMENTS, MODIFICATIONS, ETC.

            Subject to Section 12.2 and Section 12.4, this agreement may not be amended or modified except by an agreement in writing executed by LCE, the Corporation and the Trustee and approved by the Beneficiaries in accordance with
Section 10(2) of the Share Provisions.

12.2  MINISTERIAL AMENDMENTS

            Notwithstanding the provisions of Section 12.1, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this agreement for the purposes of:

      (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of the Corporation and LCE shall be of the good faith opinion (confirmed in writing by each to the Trustee) that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

      (b) making such amendments or modifications not inconsistent with this agreement (as confirmed in writing by the Corporation which may be relied upon by the Trustee), as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of LCE and the Corporation (confirmed in writing by each to the Trustee) and in the opinion of the Trustee, in reliance upon a certificate of the Corporation, having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such boards of directors (confirmed in writing by each to the Trustee) and the Trustee, acting in reliance upon a certificate of the Corporation, shall be of the opinion that such amendments and modifications will not be prejudicial to the rights or interests of the Beneficiaries; or

      (c) making such changes or corrections which, on the advice of counsel to LCE, the Corporation and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that in the opinion of the Trustee (which may, for this purpose, rely on the opinion of counsel) and the board of directors of each of the Corporation and LCE such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

12.3  MEETING TO CONSIDER AMENDMENTS

            The Corporation, at the request of LCE, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Share Provisions and all applicable laws.

12.4  CHANGES IN CAPITAL OF LCE AND THE CORPORATION

            At all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either shares of LCE Stock or the Exchangeable Shares or both are in any way changed, and after the Trustee has been notified in writing of what has occurred in reasonable detail by LCE or the Corporation, as the case may be, this agreement shall forthwith be amended and modified as is necessary, in the opinion of counsel, in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which shares of LCE Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

12.5  EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS

            Notwithstanding Section 12.1, from time to time the Corporation (when authorized by a resolution of its Board of Directors), LCE (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

      (a) evidencing the succession of LCE Successors and the covenants of and obligations assumed by each such LCE Successor in accordance with the provisions of Article 11 and the successors of the Trustee or any successor trustee in accordance with the provisions of Article 10;

      (b) making any additions to, deletions from or alterations of the provisions of this agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Right which, in the opinion of the Trustee, in reliance upon a certificate of the Corporation, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to LCE, the Corporation, the Trustee or this agreement; and

      (c) for any other purposes not inconsistent, as confirmed in writing by the Corporation which may be relied upon by the Trustee, with the provisions of this agreement, including to make or evidence any amendment or modification to this agreement as contemplated hereby; provided that, in the opinion of the Trustee, in reliance upon a certificate of the Corporation, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

                                  ARTICLE XIII
                                   TERMINATION

13.1  TERM

            The Trust created by this agreement shall continue until the earliest to occur of the following events:

      (a)   no outstanding Exchangeable Shares are held by a Beneficiary;

      (b) each of LCE and the Corporation elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 10(2) of the Share Provisions; and

      (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

13.2  SURVIVAL OF AGREEMENT

            This agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 8 and Article 9 shall survive any termination of this agreement.

                                  ARTICLE XIV
                                     GENERAL

14.1  SEVERABILITY

            If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

14.2  ENUREMENT

            This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.

14.3  NOTICES TO PARTIES

      Any notice and other communications required or permitted to be given pursuant to this agreement shall be in writing and shall be deemed sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) at or to the address or facsimile telephone number set forth beneath the name of such party below:

         If to the Corporation:

         1303 Yonge Street,
         Toronto, Ontario
         M4T 2Y9

         Attention:        -
         Fax:              -


         with a copy to:

         711 Fifth Avenue,
         New York, New York
         10022

         Attention: General Counsel
         Fax: (212) 833-8379

         and with a further copy to:

         Goodmans LLP
         250 Yonge Street
         Suite 2400
         Toronto, ON  M5B 2M6
         Canada

         Attention:        Tim Heeney/Sheldon Freeman
         Fax:              (416) 979-1234

         If to LCE:

         711 Fifth Avenue
         New York, New York
         10022

         Attention:        General Counsel
         Fax:              (212) 833-8379
         with a copy to:

         Kaye Scholer LLP
         425 Park Avenue
         New York, New York
         10022

         Attention:        Joel I. Greenberg
         Fax:              (212) 836-8689

         If to the Trustee:

         -

         Attention:        -
         Fax:              -


or at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this section. Any notice given shall be deemed to have been received on the date of such delivery or sending. Provided that if any notice or other communication to which this section applies is given or delivered by facsimile transmission and is recorded as having been transmitted successfully after 5:00 pm (local time of recipient) on a business day or at any time on a day that is not a business day, such notice or other communication shall be deemed to have been given or delivered and received on the following business day.

14.4  NOTICE TO BENEFICIARIES

      Any and all notices to be given and any documents to be sent or delivered to any Beneficiaries by LCE or the Corporation may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of the Corporation from time to time in force in respect of notices to stockholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

14.5  COUNTERPARTS

            This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.6  JURISDICTION

            This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

14.7  ATTORNMENT

            Each of the Trustee, LCE and the Corporation agrees that any action or proceeding arising out of or relating to this agreement or any of the transactions contemplated by this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and LCE hereby appoints the Corporation at its registered office in the Province of Ontario as attorney for service of process.

            IN WITNESS WHEREOF the parties hereto have caused this agreement to be duly executed as of the date first above written.

                                                   LOEWS CINEPLEX ENTERTAINMENT
                                                   CORPORATION
                                                   By:
                                                      --------------------------
                                                        Name:
                                                        Title:

                                                   LOEWS CINEPLEX ENTERTAINMENT
                                                   CORPORATION CANADA
                                                   By:
                                                      --------------------------
                                                        Name:
                                                        Title:

                                                   [TRUSTEE]
                                                    By:
                                                      --------------------------
                                                         Name:
                                                         Title:

                                  APPENDIX "A"

                                SUPPORT AGREEMENT